Exhibit 8.1

March 22, 2016

Vanguard Natural Resources, LLC
5847 San Felipe, Suite 3000
Houston, Texas 77057

Ladies and Gentlemen:

We have acted as counsel to Vanguard Natural Resources, LLC, a Delaware limited liability company (the “Company”), with respect to certain legal matters in connection with the preparation of (i) that certain Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on March 22, 2016, and (ii) the prospectus included in the Registration Statement, dated March 22, 2016 (the “Prospectus”). In connection with this opinion, we prepared the discussion (the “Discussion”) set forth under the caption “Material U.S. Federal Income Tax Considerations” in the Prospectus.

The Registration Statement relates to the registration under the Securities Act of the offer and sale by the Company from time to time, pursuant to Rule 415 of the Securities Act, of (i) common units representing limited liability company interests in the Company, (ii) debt securities of the Company, which may be guaranteed by various subsidiaries of the Company described in the Registration Statement, (iii) the Company’s Series A Cumulative Redeemable Perpetual Preferred Units, (iv) the Company’s Series B Cumulative Redeemable Perpetual Preferred Units and (v) the Company’s Series C Cumulative Redeemable Perpetual Preferred Units (collectively, the “Securities”).

We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, foreign laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state. No opinion is expressed as to any matter not discussed herein.

In providing this opinion, we have examined and are relying upon the truth and accuracy at all relevant times of (i) the Company’s statements, covenants, and representations contained in the Prospectus, (ii) certain other filings made by the Company with the Commission; (iii) a representation letter provided to us by the Company in support of this opinion, and (iv) other information provided to us by the representatives of the Company.

We hereby confirm that all statements of legal conclusions contained in the Discussion constitute the opinion of Paul Hastings LLP with respect to the matters set forth therein as of the effective date of the Registration Statement, subject to the assumptions, qualifications, and limitations set forth therein.

This opinion is rendered to you as of the date hereof, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Prospectus, and the representation letter, may affect the conclusions stated herein.

Vanguard Natural Resources, LLC

March 22, 2016

This opinion is furnished to you, and is for your use in connection with the registration of Securities, as described in the Prospectus. This opinion may not be relied upon by you for any other purpose or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law, including purchasers of Securities pursuant to the Prospectus.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement, to the incorporation by reference of this opinion into the Registration Statement and to the reference to our firm and this opinion in the Discussion and under the caption “Legal Matters” and “Material U.S. Federal Income Tax Considerations” in the Prospectus. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Paul Hastings LLP